                                                                     EXHIBIT 4.2

THE WARRANTS ISSUED HEREUNDER MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, DELIVERED OR HYPOTHECATED, PRIOR TO ____________, 1999. THE REGISTERED HOLDER OR THE WARRANTS ISSUED HEREUNDER BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER ASSIGN, DELIVER OR HYPOTHECATE SUCH WARRANTS PRIOR TO THAT DATE EXCEPT THAT THE WARRANTS MAY BE ASSIGNED IN WHOLE OR IN PART DURING SUCH PERIOD TO ANY OFFICER OR PARTNER OF THE REGISTERED HOLDER, ANY OTHER UNDERWRITERS OR MEMBERS OF THE SELLING GROUP.

                 NOT EXERCISABLE PRIOR TO ____________, 1999.

        VOID AFTER 5:00 P.M. EASTERN STANDARD TIME, ____________, 2003.


                          WARRANT PURCHASE AGREEMENT

        For the Purchase of a Maximum of 40,000 Shares of Common Stock

                                      of

                   CRAWFORD EQUIPMENT & ENGINEERING COMPANY
                            (A Florida Corporation)

     THIS CERTIFIES THAT in consideration of $100 aggregate purchase price duly paid by Discovery Capital Group, Inc. ("the Holder"), as registered owner of the warrants ("Warrants") issued hereunder, to Crawford Equipment & Engineering Company (the "Company"), the Holder is entitled to at any time or from time to time at or after 5:00 p.m. Eastern Standard Time, ____________, 1999, and at or before 5:00 p.m. Eastern Standard Time, ____________, 2003, but not thereafter, to subscribe for, purchase and receive an amount of shares of common stock, $.0002 par value, from the Company ("Common Shares") equal to four percent (4%) of the total Common Shares sold to the public in connection with an initial public offering of the Company's Common Shares but not to exceed a maximum of 40,000 Common

Shares. Each Warrant is exercisable at $8.70 per Common Share so purchased ("the Exercise Price") upon presentation and surrender of each Warrant and upon payment of the Exercise Price for the number of Common Shares issued hereunder at the principal office of the Company provided, however, that upon the occurrence of any of the events specified in the Statement of Rights of Warrant Holders, a copy of which is attached as Schedule "A" hereto and by this reference made a part hereof, the rights granted by this Warrant Purchase Agreement, including the Exercise Price per Share and the number of Common Shares to be received upon such exercise, shall be adjusted as therein specified. If __________________, 1999, is a day on which banking institutions are authorized by law to close, then the Warrants issued under this Agreement may be exercised in accordance with the terms set forth herein on the next succeeding day which is not such a day on which banking institutions are authorized by law to close. During the period ending __________________, 2003, the Company agrees not to take any action that would terminate the Warrants.

     Upon exercise of the Warrants, the form of election attached hereto must be duly executed and the instructions for registration of the Common Shares acquired by such exercise must be completed. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern Standard time, on __________________, 2003 then, from and after such date and time the Warrants issued hereunder shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

     The registered Holder of the Warrants by its acceptance hereof, agrees that it will not sell, transfer, assign, deliver or hypothecate any Warrants prior to __________________, 1999 to anyone other than an officer or partner of the Holder, any other underwriters or any member of the selling group. Subsequent to that date, the Warrants issued hereunder may be assigned in whole or in part by execution by the Holder of the form of assignment, a copy of which is attached hereto, to certain persons. In the event of any assignment made as aforesaid, the Company, upon request and surrender of any Warrants by the Holder at the principal office of the Company accompanied by payment of all transfer taxes, if any, payable in connection therewith, shall cause the Warrants to be transferred on the books of the Company and shall execute and deliver new Warrants of like tenor and amount to the appropriate assignee expressly evidencing the right to purchase the aggregate number of Common Shares purchasable hereunder or such portion of such aggregate number as shall be contemplated by any such agreement.

     Notwithstanding anything herein to the contrary, each certificate for securities purchased under this Agreement including the warrant certificates ("Warrant Certificates") shall bear a legend as follows:

                "The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"). The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, the availability of which is to be established to the satisfaction of the Company"

     The Holder agrees for itself and all subsequent owners, that before any disposition is made of any securities purchased pursuant to this Agreement, the owner shall give written notice to the Company describing briefly the manner of any such proposed disposition. The securities shall not be transferred unless and until (i) the Company has received the opinion of counsel for such owners that the securities may be sold pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "1933 Act"), the availability of which is established to the reasonable satisfaction of the Company, or (ii) a registration statement relating to such shares has been filed by the Company and made effective by the Securities and Exchange Commission.

     Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate issued hereunder, and of reasonably satisfactory indemnification, the Company shall cause to be executed and delivered new Warrant Certificates of like tenor, amount and date. Any such new Warrant Certificates executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute an additional contractual obligation on the part of the Company.

     The Company upon request, and subject to the availability of the audited financial statements which would comply with Regulation S-X under the 1933 Act, agrees to register expeditiously on one (1) occasion the Warrants and the Common Shares underlying such Warrants and will file on such occasion a registration statement under the 1933 Act, covering such Warrants and/or the underlying Common Shares within twenty (20) business days after receipt of such request. Such request may be made by the Holder at any time during a period beginning two (2) years and ending five (5) years from the effective date of the Company's initial public offering of its Common Shares. In connection with the request the Company shall bear all expenses attendant to registering the securities up to a maximum of $12,000. The Company agrees to use its best efforts to cause the filing required herein to become effective to qualify or register the Warrants and/or the underlying Common Shares. In addition, for a period of five (5) years beginning one (1) year after the effective date of the Company's initial public offering of its Common Shares, Holders of Warrants shall have the right to include such securities as well as the underlying Common Shares as part of any other registration of securities filed by the Company and the Company agrees to give the Warrant Holders thereof not less than thirty (30) business days written notice thereof, including any terms or conditions, prior to the filing of any such registration statement with the Securities and Exchange Commission.
     Notwithstanding anything herein to the contrary, the Company, at any time, shall have the right to call any outstanding, unexpired and unexercised Warrants upon written notice provided to Warrant Holders at a call price of $.001 per

Warrant provided that the trading price of the underlying Common Shares equals or exceeds 120% of the Exercise Price for 30 consecutive days.

     In no event shall this Warrant Purchase Agreement (or the securities issuable upon full or partial exercise hereof) be offered or sold except in conformity with the 1933 Act.

     This Warrant Purchase Agreement shall be governed by, and construed in accordance with the laws of the State of Florida.

     IN WITNESS WHEREOF, the Company and the Holder have caused this Warrant Purchase Agreement to be signed by their respective duly authorized officers as of this ______ day of ____________, 1998.


                                        CRAWFORD EQUIPMENT &
                                             ENGINEERING COMPANY

                                     By
                                        --------------------------------

                                        DISCOVERY CAPITAL GROUP, INC.

                                     By
                                        --------------------------------

                                 SCHEDULE "A"

                   CRAWFORD EQUIPMENT & ENGINEERING COMPANY

              STATEMENT OF RIGHTS OF WARRANT HOLDERS ("Warrants")

        (a) If, prior to the Warrants being exercised or prior to their expiration by their term, the Company issues any of its Common Shares as a stock dividend or subdivides the number of outstanding Common Shares into a greater number of shares, then, in either of such events, the then-applicable Exercise Price per Common Share purchasable pursuant to the Warrants, in effect at the time of such action, shall be reduced proportionately and the number of Common Shares purchasable pursuant to the Warrants shall be increased proportionately. Conversely, in the event the Company shall reduce the number of its outstanding Common Shares by combining such shares into a smaller number of shares, then, in such event, the then-applicable Exercise Price per Common Share purchasable pursuant to the Warrants shall be decreased proportionately. Any dividend paid or distributed on the Common Shares in shares of any other class of the Company or securities convertible into Common Shares shall be treated as a dividend paid in Common Shares to the extent Common Shares are issuable on the payment or conversion thereof.

        (b) If, prior to the Warrants being exercised or prior to their expiration by their term, the Company shall be recapitalized by reclassifying its outstanding Common Shares into shares with a different par value, or by changing its outstanding Common Shares to shares without par value or in the event of any other material change of the capital structure of the Company or of any successor corporation by reason of any reclassification, recapitalization or conveyance, prompt, proportionate, equitable, lawful and adequate provision shall be made whereby any holder of the Warrants shall thereafter have the right to purchase, on the basis and the terms and conditions specified in this Agreement, in lieu of the Common Shares of the Company theretofore purchasable on the exercise of any Warrant, such securities or assets as may be issued or payable with respect to or in exchange for the number of Common Shares of the Company theretofore purchasable on exercise of the Warrants had such reclassification, recapitalization or conveyance not taken place; and in any such event, the rights of any holder of a Warrant to any adjustment in the number of Common Shares purchasable on exercise of such Warrant, as set forth above, shall continue and be preserved in respect of any stock, securities or assets which the holder becomes entitled to purchase; provided, however, a merger, acquisition, stock exchange, stock for asset exchange or like transaction by the Company will not be considered a material change for purposes of this paragraph, and no adjustment shall be made under this paragraph by reason of any such merger, acquisition, stock exchange or like transaction.

        (c) In the event the Company, at any time while the Warrants remain unexpired and unexercised, sells all or substantially all of its property, or dissolves, liquidates or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of such sale, dissolution, liquidation or winding up such that the holder of a Warrant may thereafter receive, on exercise thereof, in lieu of each Common Share of the Company which he would have been entitled to receive, the same kind and amount of any stock, securities or assets as may be issuable, distributable or payable on any such sale, dissolution, liquidation or winding up with respect to each Common Share of the Company; provided, however, that in the event of any such sale, dissolution, liquidation or winding up, the right to exercise the Warrants shall terminate on a date fixed by the Company, such date to be not earlier than 5:00 o'clock p.m., Eastern Time, on the 45th day next succeeding the date on which notice of such termination of the right to exercise the Warrants has been given by mail to the holders thereof at such addresses a may appear on the books of the Company.

        (d) On exercise of the Warrants by the holders, the Company shall not be required to deliver fractions of Common Shares; provided, however, that prompt, proportionate, equitable, lawful and adequate adjustment in the Exercise Price payable shall be made in respect of any such fraction of one Common Share on the basis of the applicable Exercise Price per share.

        (e) If, prior to the Warrants being exercised or prior to their expiration by their term, the Company shall determine to take a record of the holders of its Common Shares for the purpose of determining shareholders entitled to receive any stock dividend, distribution or other right which will cause any change or adjustment in the number, amount, price or nature of the Common Shares or other stock, securities or assets deliverable on exercise of the Warrants pursuant to the foregoing provisions, the Company shall give to the Registered Holders of the Warrants at the addresses as may appear on the books of the Company at least ten (10) days prior written notice to the effect that it intends to take such a record. Such notice shall specify the date as of which such record is to be taken; the purpose for which such record is to be taken; and the number, amount, price and nature of the Common Shares or other stock, securities or assets which will be deliverable on exercise of the Warrants after the action for which such record will be taken has been completed. Without limiting the obligation of the Company to provide notice to the Registered Holders of the Warrant Certificates of any corporate action hereunder, the failure of the Company to give notice shall not invalidate such corporate action of the Company.

        (f) The Warrants shall not entitle the holder thereof to any of the rights of shareholders or to any dividend declared on the Common Shares unless the Warrant is exercised and the Common Shares purchased prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Shares entitled to such dividend or other right.

        (g) No adjustment of the Exercise Price shall be made as a result of or in connection with (i) the issuance of Common Shares of the Company pursuant to options, warrants and share purchase agreements outstanding or in effect on the date hereof, (ii) the establishment of additional option plans of the Company, the modification, renewal or extension of any plan now in effect or hereafter created, or the issuance of Common Shares on exercise of any options pursuant to such plans, (iii) the issuance of Common Shares in connection with compensation arrangements for officers, employees or agents of the Company or any subsidiary, and the like, and (iv) the issuance of Common Shares in connection with an acquisition, merger, stock exchange or stock for asset exchange or a similar transaction by or with the Company of any entity, as contemplated by the Company's plan of operation.

        (h) These Warrants are subject in all respects to the terms and provisions of that certain Underwriting Agreement dated _________, 1998, by and between the Company and Discovery Capital Group, Inc., relating to an initial public offering of the Company's Common Shares.

                     FORM TO BE USED TO EXERCISE WARRANTS:

                   CRAWFORD EQUIPMENT & ENGINEERING COMPANY
                           436 West Landstreet Road
                            Orlando, Florida 32824


Dated:              , 1998
      --------------

        The Undersigned hereby elects irrevocably to exercise the within
Warrants and to purchase       Shares of Common Stock ("Shares") of CRAWFORD
EQUIPMENT & ENGINEERING COMPANY called for hereby, and hereby makes payment of
$          (at the rate of $         per Share) in payment of the Exercise Price
pursuant thereto. Please issue the Shares as to which these Warrants are exercised in accordance with the instructions given below.



                                        --------------------------------------
                                        Signature



                                        --------------------------------------
                                        Signature Guaranteed

                  INSTRUCTIONS FOR REGISTRATION OF SECURITIES


Name
    ----------------------------------------------------------------------------
                           (Print in Block Letters)

Address
       -------------------------------------------------------------------------

                      FORM TO BE USED TO ASSIGN WARRANTS:

                                  ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Warrants:)

        FOR VALUE RECEIVED,
does hereby sell, assign and transfer unto                          the right
to purchase                        shares of Common Stock ("Shares") of
CRAWFORD EQUIPMENT & ENGINEERING COMPANY and does hereby irrevocably constitute
and appoint                          attorney to transfer such right on the
books of such Company with full power of substitution in the premises.

Dated:                     , 1998


                                        ---------------------------------------
                                        Signature


                                        ----------------------------------------
                                        Signature Guaranteed

        NOTICE: The signature to the form to exercise or form to assign must correspond with the name as written upon the face of the attached Warrant certificate(s) in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.